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                                                                    Exhibit 10.3

                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

      THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this "Assignment"), dated as of June 1, 2004, is entered into among J.P. Morgan Acceptance Corporation I, a Delaware corporation (the "Depositor"), Wachovia Bank, National Association, as trustee (the "Trustee") of J.P. Morgan Mortgage Trust 2004-A3 (the "Trust"), Sunset Financial Resources, Inc., a Maryland corporation ("Sunset"), and Bank of America, N.A., a national banking association ("BANA").

                                    RECITALS

      WHEREAS BANA, as seller and as servicer, and Morgan Stanley Mortgage Capital Inc., as purchaser ("Morgan Stanley"), entered into a certain Flow Mortgage Loan Sale and Servicing Agreement, dated October 1, 2003, as amended by Amendment No. 1 thereto dated as of February 24, 2004 (the "Agreement"), pursuant to which Morgan Stanley acquired certain mortgage loans (the "Mortgage Loans") pursuant to the terms of the Agreement and BANA agreed to service such Mortgage Loans;

      WHEREAS, pursuant to an Assignment, Assumption and Recognition Agreement dated March 30, 2004 relating to the Agreement, Sunset acquired from Morgan Stanley all of Morgan Stanley's right, title and interest in certain of the Mortgage Loans (the "Sunset Mortgage Loans") and BANA agreed to service such Sunset Mortgage Loans pursuant to the Agreement;

      WHEREAS the Depositor has agreed, on the terms and conditions contained herein, to purchase from Sunset certain of the Sunset Mortgage Loans (the "Specified Mortgage Loans") which are subject to the provisions of the Agreement and are listed on the mortgage loan schedule attached as Exhibit I hereto (the "Specified Mortgage Loan Schedule"); and

      WHEREAS the Trustee, on behalf of the Trust, has agreed, on the terms and conditions contained herein, to purchase from the Depositor the Specified Mortgage Loans;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

      1. Assignment and Assumption

      (a) On and as of the date hereof, Sunset hereby sells, assigns and transfers to the Depositor all of its right, title and interest in the Specified Mortgage Loans and all rights and obligations related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans (without recourse or warranty except as may be otherwise specifically provided herein), the Depositor hereby accepts such assignment from Sunset (the "First Assignment and Assumption"), and BANA hereby acknowledges the First Assignment and Assumption.

          Sunset specifically reserves and does not assign to the Depositor hereunder any and all right, title and interest in, to and under and all obligations of Sunset with respect to any Sunset Mortgage Loans subject to the Agreement which are not the Specified Mortgage Loans.

      (b) On and as of the date hereof, immediately after giving effect to the First Assignment and Assumption, the Depositor hereby sells, assigns and transfers to the Trustee, on behalf of the Trust, all of its right, title and interest in the Specified Mortgage Loans and all rights and obligations related thereto as provided under the Agreement to the extent relating to the Specified Mortgage Loans, and the Trustee, on behalf of the Trust, hereby accepts such assignment from the Depositor (the "Second Assignment and Assumption"), and BANA hereby acknowledges the Second Assignment and Assumption.

      (c) On and as of the date hereof, Sunset represents and warrants to the Depositor and the Trustee that Sunset has not taken any action that would serve to impair or encumber the respective ownership interests of the Depositor and the Trustee in the Specified Mortgage Loans since the date of Sunset's acquisition of the Specified Mortgage Loans.

      2. Recognition of Trustee

      (a) From and after the date hereof, both Sunset and BANA shall note the transfer of the Specified Mortgage Loans to the Trustee, in their respective books and records and shall recognize the Trustee, on behalf of the Trust, as of the date hereof, as the owner of the Specified Mortgage Loans, and BANA shall service the Specified Mortgage Loans for the benefit of the Trust pursuant to the Agreement, the terms of which are incorporated herein by reference. It is the intention of BANA, the Depositor, the Trustee and Sunset that this Assignment shall be binding upon and inure to the benefit of the Depositor, the Trustee and Sunset and their respective successors and assigns.

      (b) Without in any way limiting the foregoing, the parties confirm that this Assignment includes the rights relating to amendments and waivers under the Agreement. Accordingly, the right of Sunset to consent to any amendment of the Agreement and its rights concerning waivers as set forth in Sections 25 and 21, respectively, of the Agreement shall be exercisable, to the extent any such amendment or waiver affects the Specified Mortgage Loans or any of the rights or obligations under the Agreement with respect thereto (including, without limitation, the servicing of the Specified Mortgage Loans), by the Trustee as assignee of Sunset.

      3. Representations and Warranties

      (a) The Depositor represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of BANA or Sunset other than those contained in the Agreement or this Assignment.

      (b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.

      (c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

      (d) BANA hereby restates (x) the representations and warranties contained in Subsection 7.01 of the Agreement as of November 24, 2003 and (y) the representations and warranties contained in Subsection 7.02 of the Agreement as of the Closing Date (as defined in the Pooling and Servicing Agreement referred to below), with respect to each of the Specified Mortgage Loans that were sold by it under the Agreement, to and for the benefit of the Depositor, the Trustee and the Trust, and by this reference incorporates such representations and warranties herein, as of such Closing Date.

      4. BANA hereby acknowledges that Wells Fargo Bank, N.A. has been appointed as the master servicer (the "Master Servicer") of the Specified Mortgage Loans pursuant to the pooling and servicing agreement dated as of the date hereof among the Depositor, the Master Servicer, the Securities Administrator and the Trustee (the "Pooling and Servicing Agreement") for Mortgage Pass-Through Certificates, Series 2004-A3 and, therefore, has the right to enforce all obligations of BANA under the Agreement with respect to the Specified Mortgage Loans. Such rights will include, without limitation, the right to terminate BANA under the Agreement with respect to the Specified Mortgage Loans upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by BANA under the Agreement with respect to the Specified Mortgage Loans, the right to receive all monthly reports and other data required to be delivered by BANA under the Agreement with respect to the Specified Mortgage Loans, the right to examine the books and records of BANA, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by Sunset with respect to the Specified Mortgage Loans. BANA shall make all distributions under the Agreement to the Master Servicer by wire transfer of immediately available funds to:

                  Wells Fargo Bank, N.A.
                  ABA Number: 121-000-248
                  Account Name: SAS Clearing
                  Account number: 3970771416
                  For further credit to: J.P. Morgan Mortgage Trust 2004-A3,
                                         Distribution Account Number: 18172300

      BANA shall deliver all reports required to be delivered under the Agreement to the Master Servicer at the following address:

                  Wells Fargo Bank, N.A.
                  9062 Old Annapolis Road
                  Columbia, Maryland 21045
                  Attention: Client Manager
                  Telecopier: (410) 715-2380

      5. Establishment of Custodial Account

      The Servicer shall establish and maintain a separate Custodial Account in the name of the Trustee, in trust for J.P. Morgan Mortgage Trust 2004-A3, for all funds collected and received on the Specified Mortgage Loans.

      6. Amendments to the Agreement

      The parties to this Assignment hereby agree to amend the Agreement as follows:

      (a) The definition of "Substitute Mortgage Loan" is hereby amended solely with respect to the Specified Mortgage Loans by deleting "and" immediately prior to clause (viii) and by inserting the following:

      "(ix) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (x) have a Lifetime Rate Cap not less than (and not more than two percentage points greater than) the Lifetime Rate Cap of the Deleted Mortgage Loan; (xi) have a gross margin not less than that of the Deleted Mortgage Loan; (xii) have the same Adjustment Date as that of the Deleted Mortgage Loan; (xiii) have a minimum Mortgage Interest Rate not less than that of the Deleted Mortgage Loan; (xiv) not permit conversion of the related Mortgage Interest Rate to a permanent fixed Mortgage Interest Rate; (xv) have the same Index as that of the Deleted Mortgage Loan; and (xvi) shall be accompanied by an Opinion of Counsel that such Substitute Mortgage Loan would not adversely affect the REMIC status of any REMIC created hereunder or would not otherwise be prohibited by this Pooling and Servicing Agreement."

      (b) With respect to the Specified Mortgage Loans, "Eligible Investments" shall have the meaning of "Permitted Investments" as defined in the Pooling and Servicing Agreement.

      (c) Section 1 is hereby amended by inserting the following new definition:

      "Rating Agency: Each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Ratings and Moody's Investor Services, Inc., as applicable."

      (d) The second and fourth sentences of Subsection 11.04 are hereby deleted and replaced with the following:

      "Such Custodial Account shall be (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories or the short-term unsecured debt obligations of which have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or
      (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company which is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b) and which has corporate trust powers and is acting in its fiduciary capacity, or (iv) any other account acceptable to each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency."

      (e) Subsection 11.04(i) of the Agreement is hereby amended and restated in its entirety as follows:

            "(i) with respect to each Principal Prepayment, an amount (to be paid by the Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid for the month of prepayment at the applicable Remittance Rate; provided, however, that the Servicer's aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Servicer during such month; and"

      (f) The fourth paragraph of Subsection 11.13(c) of the Agreement is hereby amended and restated in its entirety as follows:

      "With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Purchaser, or its designee. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references the Agreement and the Purchaser's (or its designee's) capacity thereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Purchaser, or its designee, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Purchaser, or its designee, for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Purchaser, or its designee, a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the maintenance of such REO Property at such times as is necessary to enable the Purchaser, or its designee, to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Purchaser, or its designee, for filing.

      In the event that the Purchaser, or its designee, acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property as soon as practicable in a manner that maximizes the Liquidation Proceeds thereof, but in no event later than three years after its acquisition by the Purchaser, or its designee. In that event, the Purchaser, or its designee, shall have been supplied with an Opinion of Counsel to the effect that the holding by the Purchaser, or its designee, of such Mortgaged Property subsequent to a three-year period, if applicable, will not result in the imposition of taxes on "prohibited transactions" of any REMIC as defined in section 860F of the Code or cause any REMIC to fail to qualify as a REMIC at any time, the Purchaser, or its designee, may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) after the expiration of such three-year period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Purchaser, or its designee, shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Purchaser, or its designee, in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Purchaser, or its designee, with respect to the imposition of any such taxes."

      (g) The first four sentences of Subsection 11.16 of the Agreement is hereby amended and restated in its entirety as follows:

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      "Statements to the Purchaser. Not later than the 10th calendar day of each month (or, if such 10th day is not a Business Day, the following Business
      Day), the Servicer shall forward to the Master Servicer in hard copy and electronic format a statement, certified by a Servicing Officer, setting forth (a) the amount of the distribution to be made on the Remittance Date in the current calendar month which is allocable to principal and allocable to interest; (b) the amount of servicing compensation received by the Servicer during the prior calendar month; (c) the aggregate Stated Principal Balance and the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the preceding month; and (d) the paid through date for each Mortgage Loan. Such statement shall also include information regarding delinquencies on Mortgage Loans, indicating the number and aggregate principal amount of Mortgage' Loans which are either one (1), two (2) or three (3) or more months delinquent and the book value of any REO Property, or such other mortgage loan level data as agreed upon by the Servicer and the Master Servicer, and the monthly reports substantially in the form of Exhibit 8 attached hereto."

      (h) Subsection 11.20 is hereby amended and restated in its entirety as follows:

      "Annual Statement as to Compliance. (a) The Servicer shall deliver to the Purchaser and the Master Servicer, on or before March 15th each year beginning March 15, 2004, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding calendar year and if performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default.

            (b) For so long as the Mortgage Loans are being master serviced by a master servicer in a Securitization (the "Master Servicer"), by the later of March 15 or 30 days prior to the date on which the Form 10-K is required to be filed with the Securities and Exchange Commission of each year (or if not a Business Day, the immediately preceding Business Day), an officer of the Servicer shall execute and deliver an Officer's Certificate to the Master Servicer for the benefit of such Master Servicer and its officers, directors and affiliates, certifying as to the following matters:

                  (i) Based on my knowledge, the information in the Annual
            Statement as to Compliance, the Annual Independent Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Master Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the month covered by such servicing reports;

                  (ii) Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Servicer under the Agreement has been provided to the Master Servicer;

                  (iii) I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required by the Agreement, and except as disclosed in the Annual Statement as to Compliance or the Annual Independent Public Accountant's Servicing Report submitted to the Master Servicer, the Servicer has, for the period covered by the Form 10-K fulfilled its obligations under the Agreement; and

                  (iv) The Servicer has disclosed to the Servicer's certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

            (c) The Servicer shall indemnify and hold harmless the Master Servicer and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this
      Section 11.20 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer as a result of the losses, claims, damages or liabilities of the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Master Servicer on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 11.20 or the Servicer's negligence, bad faith or willful misconduct in connection therewith."

      (i) Subsection 11.21 of the Agreement is hereby amended and restated in its entirety as follows:

      "Annual Independent Public Accountants' Servicing Report. On or before March 15th of each year beginning March 15, 2004, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser and the Master Servicer to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto."

      (j) The word "or" is deleted from the end of Subsection 13.01(f), the word "or" is added at the end of Subsection 13.01(g) and the following paragraph is hereby incorporated into the Agreement as new Subsection 13.01(h):

            "(h) failure by the Servicer to duly perform, within the required time period, its obligations under Subsections 11.20 or 11.21 which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a Securitization of such Mortgage Loans;"

      (k) The following paragraph is hereby incorporated into the Agreement as new Section 32:

      "Third Party Beneficiary. For purposes of this Agreement, including but not limited to Subsections 11.20 and 11.21, any Master Servicer shall be considered a third party beneficiary to this Agreement entitled to all the rights and benefits accruing to any Master Servicer herein as if it were a direct party to this Agreement."

      (l) Exhibit 8 to the Agreement is hereby replaced in its entirety with the Amended and Restated Exhibit 8 attached to this Assignment as Exhibit II.

      (m) Exhibit 13 to the Agreement is hereby deleted in its entirety.

      7. Indemnification by Master Servicer

      The Master Servicer shall indemnify and hold harmless BANA and its affiliates, and in each case, its officers, directors and agents from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Master Servicer or any of its officers, directors, agents or affiliates of its obligations in connection with the preparation, filing and certification of any Form 10-K pursuant to the Pooling and Servicing Agreement or the negligence, bad faith or willful misconduct of the Master Servicer in connection therewith. In addition, the Master Servicer shall indemnify and hold harmless BANA and its affiliates, and in each case, its officers, directors and agents from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by any Servicer (as defined in the Pooling and Servicing Agreement), other than BANA, of its obligations in connection with any back-up certification (or any other back-up documents) to any certification of any Form 10-K required to be provided by the Master Servicer, but solely to the extent the Master Servicer receives amounts from such Servicer in connection with any indemnification provided by such Servicer (in each case as defined in the Pooling and Servicing Agreement) to the Master Servicer.

      8. Continuing Effect

      Except as contemplated hereby, the Agreement shall remain in full force and effect in accordance with its terms.

      9. Governing Law

      This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.

      10. Notices

      Any notices or other communications permitted or required under the Agreement to be made to Sunset, the Depositor, the Trustee and BANA shall be made in accordance with the terms of the Agreement and shall be sent to the Depositor and Trustee as follows:

      In the case of Sunset:

                  Sunset Financial Resources, Inc.
                  10245 Centurion Parkway North
                  Suite 305
                  Jacksonville, Florida 32256
                  Attention: Byron Boston
                  Telephone: 904-425-4351
                  Facsimile: 904-425-4755

      In the case of the Depositor:

                  J.P. Morgan Acceptance Corporation I
                  270 Park Avenue New York,
                  New York 10017

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                  Attention: J.P. Morgan Mortgage Trust 2004-A3

      In the case of the Trustee:

                  Wachovia Bank, National Association
                  401 South Tryon Street
                  Charlotte, North Carolina 28288-1179
                  Attention: Structured Finance Trust Services,
                  J.P. Morgan Mortgage Trust 2004-A3

      In the case of BANA:

                  Bank of America, N.A.
                  475 Crosspoint Parkway
                  Getzville, New York 10468-9000
                  Attention: Servicing Manager

or to such other address as may hereafter be furnished by the Depositor and the Trustee to the parties in accordance with the provisions of the Agreement.

      11. Ratification

      Except as modified and expressly amended by this Assignment, the Agreement is in all respects ratified and confirmed, and all terms, provisions and conditions thereof shall be and remain in full force and effect.

      12. Counterparts

      This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

      13. Definitions

      Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

                                          SUNSET FINANCIAL RESOURCES, INC.

                                          By: /s/ Thomas G. Manuel
                                              --------------------------------
                                              Name: Thomas G. Manuel
                                              Title: EVP

                                          J.P. MORGAN ACCEPTANCE
                                          CORPORATION I

                                          By: /s/ Jonathan Davis
                                              ---------------------------------
                                              Name: Jonathan Davis
                                              Title: Vice President

                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION, as Trustee of J.P. Morgan
                                          Mortgage Trust 2004-A3

                                          By: /s/ Stephanie J. Aronovitch
                                              ---------------------------------
                                              Name: Stephanie J. Aronovitch
                                              Title: Assistant Vice President

                                          BANK OF AMERICA, N.A.

                                          By: /s/ Jill E. Payne
                                              ---------------------------------
                                              Name: Jill E. Payne
                                              Title: Vice President

Acknowledged and Agreed:
WELLS FARGO BANK, N.A., as Master Servicer


By: /s/ Ruth Fussell
    ---------------------------------------
    Name: Ruth Fussell
    Title: Vice President